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                                                                    EXHIBIT 11.1

                            APPLIEDTHEORY CORPORATION

                  CALCULATION OF LOSS PER SHARE (UNAUDITED) (1)

                                                                THREE MONTHS ENDED
                                                                  MARCH 31, 1999
                                                                ------------------
Weighted average shares outstanding:
Common stock:
       Shares outstanding at beginning of period                     15,094,337
       Weighted average shares issued during three months
       ended March 31, 1999 (875,845 shares)                            835,921
                                                                   ------------
                                                                     15,930,258
                                                                   ============
Net loss                                                           $ (1,710,000)
                                                                   ============
Loss per share attributable to common stockholders                 $      (0.11)
                                                                   ============


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(1)  For a discussion of loss per share, see Note B of the Notes to the
     Financial Statements provided in Part I, Item 1 of our Form 10-Q for the period ending March 31, 1999.


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